Exhibit 10.2

Performance-Based Restricted Stock Unit Award Agreement

Granted by

METROPOLITAN BANK HOLDING CORP.

under the

METROPOLITAN BANK HOLDING CORP.

AMENDED AND RESTATED
2022 EQUITY INCENTIVE PLAN, AS AMENDED

This Performance-Based Restricted Stock Unit Award Agreement (“Agreement”) is and shall be subject in every respect to the provisions of the Amended and Restated 2022 Equity Incentive Plan (the “Plan”), as amended April 11, 2025, of Metropolitan Bank Holding Corp, (the “Company”) which are incorporated herein by reference and made a part hereof, unless superseded by the provisions of this Agreement, including Exhibit A.  A copy of the Plan has been provided to each Participant granted a performance-based restricted stock unit award (the “Performance Award”) pursuant to the Plan.  The holder of this Performance Award (the “Participant”) hereby accepts this Performance Award, subject to all the terms and provisions of the Plan, this Agreement and Exhibit A, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) or the Board shall be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined shall have the same meaning as in the Plan.

1.	Name of Participant:
2.	Date of Grant:
3.	Total number of Performance Awards covered by the Award:

The total number of Performance Awards to be issued will be determined by the Committee or the Board based on the results of the applicable performance measures, as set forth in Exhibit A attached hereto (the “Performance Measures”).

4.	Performance Period; Issuance of Stock.
4.1	Performance Period. The “Performance Period” for this Award commences on January 1, [●] and concludes on December 31, [●]. During the first quarter of the year immediately following the Performance Period, the Committee shall meet to evaluate the Company and Participant’s performance and determine the Participant’s attainment level over the Performance Period for each Performance Measure as set forth in Exhibit A. The total number of Performance Awards that vest in accordance with the formulation and vesting schedule provided in Section

4.2 below and as specified in Exhibit A will depend on whether and to what extent the Performance Measures have been satisfied, as determined by the Committee. The Committee shall thereafter report its determination to the Board and to the Participant. Following the Committee’s determination in accordance with the foregoing, the number of Performance Awards earned by the Participant will be credited to the Participant’s account maintained on the books and records of the Company on behalf of the Participant, subject to the terms of the Plan and this Agreement.
4.2	Vesting Schedule. Except as otherwise provided in this Agreement, all or a portion of this Performance Award shall vest [●] and as specified in Exhibit A ([each such date, a]/ the “Vesting Date”).
4.3	Acceleration of Vesting. In addition to Section 4.2 of this Agreement, vesting of [earned/ unearned] Performance Awards will automatically accelerate upon the occurrence of an event set forth in Section 7 and Section 8 of this Agreement, in accordance with the terms set forth therein.
4.4	Issuance of Stock. Subject to the terms and conditions of the Plan and this Agreement, the Performance Awards will be settled in shares of Common Stock of the Company (“Stock”) no later than 60 days following the Vesting Date (the “Settlement Date”).
4.5	No Fractional Shares. In no event shall any fractional shares be issued in connection with the vesting of Performance Awards pursuant to this Agreement. Accordingly, the total number of shares of Stock to be issued pursuant to the vesting of Performance Awards shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share. For the avoidance of doubt, the settlement of all Performance Awards that vest under the Award shall be made solely in shares of Stock.
5.	Performance Awards.

Each Performance Award represents the right to receive one share of Stock on the date determined in accordance with this Agreement and the Plan.

6.	Dividends and Voting Rights.
6.1	No Dividends Payable on Performance Awards. No dividends or dividend equivalents shall be paid on the Performance Awards. Following the vesting of and conversion of Performance Awards to Stock of the Company, the Participant shall be entitled to any dividends declared on such Stock on the same basis as other stockholders.
6.2	No Voting Rights. The Participant shall have no voting right with respect to any Performance Award granted hereunder. Following the vesting of and conversion of Performance Awards to Stock, the Participant shall be entitled to vote such Stock on the same basis as other stockholders.

7.	Accelerated Vesting on Change in Control, Death or Disability.
7.1	In the event of a Change in Control that occurs during the Performance Period, without regard to whether Participant’s employment has been terminated, any unearned Performance Awards shall be immediately earned, vested and paid upon such Change in Control [at an attainment level of “Target” (as used herein, “Target” means [●] Performance Awards, the total number of Performance Awards covered by this Award). In the event of a Change in Control that occurs following the end of the Performance Period, any earned but non-vested Performance Awards will become vested immediately. In the event of a Change in Control, the Settlement Date for conversion of all Performance Awards that vest in accordance with this Section 7.1 into Stock shall be the date of the Change in Control]/ [The level at which unearned Performance Awards shall be earned in accordance with this Section 7.1 is as follows: (1) if the Change in Control occurs in the first 12-month period of the Performance Period, the Performance Award shall be earned at “Target” (as used herein, “Target” means 27,870 Performance Awards, the total number of Performance Awards covered by this Award) and (2) if the Change in Control occurs after the end of the first 12-month period in the Performance Period, (i) the actual Annual Performance Results for any completed 12-month period in the Performance Period shall apply and (ii) the Annual Performance Results for any incomplete (or not yet begun) 12-month period in the Performance Period will be the same Annual Performance Result achieved in the most recently completed 12-month period, but in no event will the Annual Performance Result be lower than Target. For example, if the Change in Control occurs during the second 12-month period in the Performance Period, and the results of the prior 12-month period were at Maximum, the Annual Performance Results for the first, second, and third 12-month periods will be at Maximum. For purposes of this Agreement, “Annual Performance Results” shall mean the performance results for the Performance Measures provided in Exhibit A hereto over each full fiscal year in the Performance Period.]
7.2	Anything in this Agreement to the contrary notwithstanding, if, during the Performance Period and prior to the forfeiture of Performance Awards, if any, under Section 8.1, Participant dies or becomes Disabled, Participant (or his designated beneficiary) shall earn, vest and be paid all [Performance Awards made pursuant to this Agreement at an attainment level of Target. In the event of the Participant’s death or Disability after the end of the Performance Period and after the Committee’s determination of the achievement of the Performance Measures for the Performance Period, any earned but non-vested Performance Awards shall vest immediately and the Participant (or the Participant’s beneficiary) shall be entitled to those shares]/ [outstanding Performance Awards made pursuant to this Agreement. The level at which Performance Awards shall be earned in accordance with this Section 7.2 is as follows: (1) if the death or Disability occurs in the first 12-month period of the Performance Period, the Performance Award shall be earned at Target and (2) if the death or Disability occurs after the end of the first 12-month period in the Performance Period, (i) the actual Annual Performance Results for any completed 12-month period in the Performance Period shall apply and (ii) the Annual Performance Results for any incomplete (or not yet begun) 12-

month period in the Performance Period will be the same Annual Performance Result achieved in the most recently completed 12-month period, but in no event will the Annual Performance Result be lower than Target. For example, if the death or Disability occurs during the second 12-month period in the Performance Period, and the Annual Performance Results for the prior 12-month period would result in a Maximum earnout for that period, the Annual Performance Results for the first, second, and third 12-month periods will result in an earnout of the Performance Award at Maximum].
8.	Effect of Other Terminations of Service on Award.
8.1	Termination by the Company for Cause. In the event the Participant’s employment with the Company is terminated by the Company for Cause (as defined in the [Employment Agreement, dated as of [●]], between the Company, Metropolitan Commercial Bank and the Participant, as amended from time to time (the “Employment Agreement”)), all unearned and/or unvested Performance Awards will be forfeited by Participant as of the date of Participant’s termination (the “Termination Date”).
8.2	Termination by the Company without Cause, Participant’s Termination for Good Reason or Participant’s Termination by Retirement. Anything in this Agreement to the contrary notwithstanding, if, during the Performance Period and prior to the forfeiture of Performance Awards, if any, under Section 8.1, in the event Participant’s employment is terminated by the Company without Cause, the Participant terminates employment for Good Reason (as defined in the Employment Agreement) or the Participant terminates employment by Retirement (as defined below) during the Performance Period, [any earned but unvested Performance Awards will vest immediately]/ [Participant shall earn, vest and be paid all outstanding Performance Awards made pursuant to this Agreement. The level at which unearned Performance Awards shall be earned in accordance with this Section 8.2 is as follows: if the event occurs (1) in the first 12-month period of the Performance Period, the Performance Award shall be earned at Target and (2) after the end of the first 12-month period in the Performance Period, (i) the actual Annual Performance Results for any completed 12-month period in the Performance Period shall apply and (ii) the Annual Performance Results for any incomplete (or not yet begun) 12-month period in the Performance Period will be the same Annual Performance Result achieved in the most recently completed 12-month period, but in no event will the Annual Performance Result be lower than Target. For example, if the event occurs during the second 12-month period in the Performance Period, and the results of the prior 12-month period were at Maximum, the Annual Performance Results for the first, second, and third 12-month periods will be at Maximum]. For purposes of this paragraph, “Retirement” shall mean the Participant’s retirement from employment with the Company on or after the attainment of age 65 with at least 10 years of service with the Company, and subject to all applicable provisions of the Employment Agreement with respect to the Participant’s retirement.
8.3	Termination by Participant. If Participant terminates Service prior to the vesting date for any reason not set forth in this Section 8 or Section 7 above, all unearned and/or unvested Performance Awards will be forfeited and all vested Performance Awards will be issued to the Participant in Stock no later than 60 days after the Termination Date.
9.	Adjustment Provisions.

This Performance Award shall be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 2.5(b) of the Plan and as otherwise provided in the Plan.

10.	Miscellaneous.
10.1	No Performance Award shall confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and the Stock is issued to the Participant.
10.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
10.3	Prior to actual receipt of the awarded shares of Stock that become issuable hereunder, the Participant may not transfer any interest in the Performance Award or the underlying shares of Stock to be awarded hereunder. Any awarded shares underlying Performance Awards that vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or applicable beneficiary designation.
10.4	This Agreement and the terms of the Performance Awards shall be governed by and construed in accordance with the laws of the state of New York, without regard to its principles of conflicts of laws, except as superseded by federal law.
10.5	This Agreement is subject to all laws, regulations and orders of any governmental authority that may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of Stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.
10.6	The granting of Performance Awards in accordance with this Agreement does not confer upon the Participant any right to be retained in the employ of the Company or any subsidiary.
10.7	Notwithstanding any provision to the contrary and solely to the extent necessary to comply with Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A of the Code and any payment or distribution of shares of Stock with respect to the Performance Awards are payable due to the Participant’s “separation from service” within the meaning of Section 409A of the Code (hereinafter, referred to as a “Separation from Service”), no payment or distribution of shares of Stock with respect to the Performance Awards shall be made within with the first six months following the Participant’s Separation from

Service. Rather, such payment or distribution of shares of Stock shall be made on the first day of the seventh month following the Participant’s Separation from Service.
10.8	For the avoidance of doubt, this Performance Award shall be subject to the applicable policies of the Company, including, without limitation, the Company’s Incentive Compensation Recoupment Policy or any similar policy of the Company that is designed to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the corresponding listing standards adopted by The New York Stock Exchange, as applicable.
11.	Collection of Withholding Taxes.

The Company shall collect the employee portion of the FICA taxes (Social Security and Medicare) with respect to the Performance Awards (including additional amounts paid due to Dividend Equivalents) at the time the Performance Awards vest hereunder.  The FICA taxes shall be based on the fair market value of the Common Stock underlying the Performance Awards on the Vesting Date.  Unless the Participant delivers a separate check payable to the Company in the amount of the FICA taxes required to be withheld from the Participant, the Company shall withhold those taxes from the Participant’s wages.

The Company shall collect the federal, state and local income taxes required to be withheld with respect to the Common Stock issued in accordance with the terms of the Plan; and the withholding shall not exceed the amount necessary to satisfy the withholding requirements.

12.	Section 409A of the Code.

It is the intention of the parties that the provisions of this Agreement comply with the requirements of Section 409A of the Code and Treasury Regulations thereunder, to the extent applicable.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Performance Award set forth above.

METROPOLITAN BANK HOLDING CORP.

By:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Performance Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan.  The undersigned hereby acknowledges receipt of a copy of the Plan and related Prospectus.

PARTICIPANT

EXHIBIT A